UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2003

ALTERRA HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11999	39-1771281
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive
Milwaukee, Wisconsin 53226
(Address of principal executive offices)

(414) 918-5000
(Registrant's telephone number, including area code)

Item 5.        Other Events

      On July 18, 2003, the Registrant issued a joint press release with Emeritus Corporation (Emeritus) announcing that a majority owned subsidiary of Emeritus was the winning bidder at an auction conducted in the Alterra bankruptcy proceeding (the "Press Release"), a copy of which is filed as an exhibit hereto. The text of the Press Release is incorporated herein by this reference.

Item 7.        Exhibits

                99.1         Press release dated July 18, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 2003

ALTERRA HEALTHCARE CORPORATION
(Registrant)

By:   /s/ Mark W. Ohlendorf
   Mark W. Ohlendorf, President,
   Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1     Press Release dated July 18, 2003.

Emeritus is the Winning Bidder in the Auction to Acquire Alterra Healthcare

July 18, 2003 7:21:00 PM ET

SEATTLE & MILWAUKEE--(BUSINESS WIRE)--July 18, 2003--Emeritus Assisted Living ESC (Emeritus Corporation) and Alterra Healthcare Corporation (Alterra) jointly announced today that a majority owned subsidiary of Emeritus, with financing provided by an affiliate of Fortress Investment Group LLC, was the winning bidder at an auction conducted yesterday in the Alterra bankruptcy proceeding, pursuant to which Alterra was offering for sale 100% of the equity of the restructured Alterra upon its emergence from its Chapter 11 bankruptcy proceeding.

The proposed acquisition is expected to be consummated upon confirmation of Alterra's Chapter 11 plan of reorganization, and is contingent upon satisfaction of various conditions, including receipt of Bankruptcy Court approval and consents from certain of Alterra's secured lenders and lessors.

Alterra, a national assisted living company headquartered in Milwaukee, filed a voluntary Chapter 11 bankruptcy petition on January 22, 2003. On April 10, 2003, the Bankruptcy Court approved bidding procedures establishing a process for Alterra to seek and select a transaction to address its capital and liquidity needs upon completion of its bankruptcy reorganization by selling its capital stock or assets. A hearing in the Bankruptcy Court to approve the Emeritus bid as the highest and best bid is scheduled for July 23, 2003.

Upon emerging from its Chapter 11 reorganization, Alterra is expected to be comprised of approximately 300 communities with bed capacity of 13,000. Upon completing the acquisition, Emeritus will operate approximately 475 communities comprising 26,500 units in 38 states. Combined annual operated revenue is expected to be approximately $800 million.

ABOUT EMERITUS

Emeritus Assisted Living is a national provider of assisted living and related services to seniors. Emeritus is one of the largest developers and operators of freestanding assisted living communities throughout the United States. These communities provide a residential housing alternative for senior citizens who need help with the activities of daily living with an emphasis on assistance with personal care services to provide residents with an opportunity for support in the aging process. Emeritus currently holds interests in 174 communities representing capacity for approximately 18,000 residents in 33 states. Emeritus's common stock is traded on the American Stock Exchange under the symbol ESC, and its home page can be found on the Internet at www.emeritus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 of Emeritus: A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges in accordance with rate enhancement programs without adversely affecting occupancy levels; increases in interest rates that would increase costs as a result of variable rate debt; our ability to control community operation expenses, including insurance and utility costs, without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements; our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations; and making satisfactory arrangements for the continued operation of the Emeritrust communities beyond June 30, 2003, when our management agreements for those communities expire. We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

ABOUT ALTERRA

Alterra offers supportive and selected healthcare services to our nation's frail and elderly and is the nation's largest operator of freestanding Alzheimer's/memory care residences. Alterra currently operates in 24 states.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 of Alterra: Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Alterra's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Alterra's operations and business environment which may cause the actual results of Alterra to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of Alterra to satisfy its operating and capital needs during the pendency of its bankruptcy case; Alterra's ability to successfully negotiate necessary modifications and amendments with its secured lenders and lessors; Alterra's ability to access financing needed to refinance significant pending debt maturities; the ability of Alterra to continue as a going concern; the ability of Alterra to develop, prosecute, confirm and consummate a Chapter 11 plan of reorganization; Alterra's ability to consummate a liquidity transaction in connection with its bankruptcy case providing net proceeds in amounts necessary to effectively address the projected capital and liquidity needs of Alterra; risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee or to convert Alterra's bankruptcy case to a Chapter 7 liquidation; the potential adverse impact of Alterra's Chapter 11 filing on Alterra's relationships with its residents, vendors and employees; competition and the ability of Alterra to attract private pay residents to its residences; Alterra's ability to fund and maintain self insurance programs at levels necessary to address potential liability claims and satisfy the requirements of lenders and lessors; government legislation and regulation; and other risks and uncertainties as may be set forth from time to time in Alterra's reports filed with the Securities and Exchange Commission.